EXHIBIT 10.4

CLECO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Amended and Restated, Effective January 1, 2009)

CLECO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Amended and Restated, Effective January 1, 2009)

i

ARTICLE IX - PLAN ADMINISTRATION	11
Powers of the Committee	11
Delegation of Administrative Authority; Experts	11
Claims for Benefits	11
Cash Out of Small Benefits	12
Arbitration	12
Amendment and Termination	12
ARTICLE X - GENERAL PROVISIONS	12
Funding	12
Entire Agreement	13
Binding Effect	13
Governing Law	13
Severability	13
Not an Employment Agreement	13

ii

CLECO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

 Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), hereby amends and restates, in its entirety, the Cleco Corporation Supplemental Executive Retirement Plan, which plan was first effective as of July 1, 1992, and amended thereafter, from time to time (the “Prior Plan”); this amendment and restatement shall be effective January 1, 2009 (the “Effective Date”) (the “Plan”).

ARTICLE I
PURPOSE

This Plan is intended to be an unfunded deferred compensation arrangement for the benefit of designated key management employees of the Company and its affiliates and subsidiaries, within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  As such, this Plan is not intended to constitute an employee benefit plan that is subject to the provisions of Parts 2, 3, and 4 of Title I of ERISA.  In accordance with such intent, any obligation to pay benefits hereunder shall be deemed to be an unsecured promise, and any right of a Participant (as defined herein) or Beneficiary (as defined herein) hereunder to enforce such obligation shall be solely as a general creditor of the Company.  This Plan is not intended to constitute a qualified employee benefit plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), but is intended to comply with the provisions of Code Section 409A.

ARTICLE II
DEFINITIONS

2.1         Affiliate means a subsidiary corporation or other entity with respect to which the Company owns, directly or indirectly, 80% or more of the total combined voting power of all classes of stock or other equity.

2.2         Beneficiary means the person, persons, entity or entities designated by a Participant, in writing, to receive death benefits payable under the Plan as provided herein. Any such designation shall be effective upon its receipt and acceptance by the Committee or its designee.  A Participant shall be entitled to modify his or her designation at any time, by delivery of a new writing to the Committee. Any such modification shall be effective upon its receipt and acceptance by the Committee or its designee.

2.3         Board of Directors or Board means the Board of Directors of the Company, as constituted from time to time.

2.4         Business Transaction shall have the meaning ascribed to it in the Company’s 2000 Long-Term Incentive Compensation Plan, as amended, restated or replaced, from time to time.

2.5         Cause shall have the meaning ascribed to it under any separate employment or similar agreement between the Company or an Affiliate and a Participant hereunder, such agreement in effect as of his or her Separation Date.  To the extent a Participant is not a party to such an agreement as of his or her Separation Date, “Cause” shall have the meaning ascribed to it in the Company’s 2000 Long-Term Incentive Compensation Plan, as amended, restated or replaced, from time to time.

2.6         Change in Control shall have the meaning ascribed to it in the Company’s 2000 Long-Term Incentive Compensation Plan, as amended, restated or replaced, from time to time.

2.7         Committee means the administrator of this Plan, which shall be the Compensation Committee of the Board of Directors.

2.8         Company Pension Plan means the tax qualified defined benefit pension plan maintained by the Company or its Affiliates, from time to time.

2.9         Disabled or Disability means that a Participant by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (b) is unable to engage in any substantial gainful employment.

2.10       Eligible Participant means a Participant who is vested as of his or her Separation Date, determined in accordance with Article IV hereof.

2.11       Final Compensation means an amount determined by dividing a Participant’s Annual Compensation by 12.  For this purpose, “Annual Compensation” means the sum of:

a.           Such Participant’s Highest Base Compensation; and

b.
The average of the Participant’s three highest awards made under the Company’s Annual Incentive Compensation Plan or similar arrangement during the 60-month period preceding his or her Separation From Service; provided that if fewer than three such awards have been made, such average shall be determined using zero for the amount of such unpaid awards.

2.12        Good Reason shall have the meaning ascribed to it in any executive employment agreement or similar agreement between a Participant and the Company.  If and to the extent a Participant hereunder is not a party to any such agreement or a Change in Control payment or benefit is not provided thereunder on account of Good Reason, any amount, benefit, right or feature that is payable or accrued hereunder on account of Good Reason shall not be applicable to such Participant.

            2.13        Highest Base Compensation means annual base salary paid by the Company or an Affiliate to a Participant hereunder, including the amount of any deferral by such Participant to any plan of deferred compensation, whether qualified or nonqualified, maintained by the Company or an Affiliate, including any such plan maintained under Code Section 401(a) or 125.  Such amount shall be determined with respect to the calendar year in which such base salary was the highest during the five calendar years preceding the year in which such Participant Separates From Service, including the year in which such separation occurs.

2.14        Normal Retirement Date means the date on which a Participant attains age 65.

2.15        Other Employer Plan means a defined benefit pension plan or similar arrangement, whether or not qualified within the meaning of Code Section 401(a), either maintained by an employer, other than the Company or an Affiliate, in which a Participant hereunder accrues or has accrued benefits, whether before or after his or her Separation Date.  As a condition of the receipt of benefits hereunder, each Participant shall provide to the Committee such information about any such Other Employer Plan as the Committee may reasonably request.

2.16        Payment Date means the first business day of the calendar month following the later of (a) the month in which a Participant attains age 55, or (b) the month in which a Participant’s Separation Date occurs.

2.17        Prior Plan Benefit means a Participant’s benefit vested and accrued under the Prior Plan, determined as of December 31, 2004.

2.18        Separation From Service or Separation Date means the later of the date on which (a) a Participant’s employment with the Company and its Affiliates ceases for any reason, or (b) the Company and such Participant reasonably anticipate that the Participant will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor.  Notwithstanding the foregoing, a Participant may be deemed to incur a Separation From Service if he or she continues to provide services to the Company or an Affiliate, provided such services are not more than 20% of the average level of services performed by such Participant, whether as an employee or independent contractor, during the immediately preceding 36-month period.

2.19        Retirement Benefit means a benefit payable under Article V hereof.

2.20        Specified Employee shall be determined in accordance with Code Section 409A and generally shall mean a Participant who is a “key employee” of the Company and its Affiliates, as defined in Code Section 416(i), (ii), or (iii), but determined without regard to paragraph (i)(5) thereof, as of his or her Separation Date.  A Participant who satisfies such requirements as of a December 31st shall be considered a Specified Employee hereunder during the 12-month period commencing on the immediately following April 1st.

2.21        Years of Service means the number of whole and fractional years during which a Participant is employed by the Company or an Affiliate, including service with any immediate predecessor entity that was acquired by or merged or consolidated with the Company or an Affiliate.

ARTICLE III
ELIGIBILITY

The Committee, in its discretion, shall designate executives, officers, and key employees of the Company and its Affiliates as Participants hereunder, who may be designated individually or by groups or categories.  Any such determination shall be conclusive and binding upon all persons.  The Committee, or its designee, shall notify each such executive, officer or employee of his or her designation hereunder.

ARTICLE IV
VESTING

4.1         Vesting Provisions.  Unless otherwise provided by the Committee in a separate employment or participation agreement or similar document or, except as to a “named executive officer” within the meaning of Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended, as otherwise provided by the Company’s Chief Executive Officer, a Participant’s benefits hereunder shall be fully vested and nonforfeitable upon the earlier of:

a.	The completion of ten whole Years of Service;

b.	The Participant’s death or Disability while employed by the Company or an Affiliate;

c.	The date on which a Participant’s employment with the Company and its Affiliates is involuntarily terminated, without Cause, in connection with a Business Transaction; or

d.
The date on which a Participant’s employment is involuntarily terminated by the Company, without Cause, or a Participant terminates his or her employment on account of Good Reason, either within the time provided in Section 7.2 hereof.

4.2         Forfeiture.  If a Participant’s Separation Date occurs before his or her benefits are vested and nonforfeitable in accordance with Section 4.1 hereof, then notwithstanding any provision of the Plan to the contrary, he or she shall forfeit all benefits hereunder.  In such event, the obligations of the Company and its Affiliates with respect to such Participant and any person claiming a right or benefit through such Participant shall be extinguished.

4.3         Termination for Cause.  Notwithstanding any provision of this Plan to the contrary, a Participant who is terminated by the Company for Cause shall forfeit all rights and benefits hereunder, whether or not then vested; no benefit shall be payable to such Participant, his or her Surviving Spouse (as defined below), Beneficiary, estate or any other person claiming a benefit through or on behalf of such Participant.

ARTICLE V
RETIREMENT BENEFITS

5.1         Time of Payment.  Payment of an Eligible Participant’s Retirement Benefit shall commence as of his or her Payment Date.  Notwithstanding the foregoing, if such Participant is a Specified Employee as of his or her Separation Date, the commencement of his or her Retirement Benefit, other than his or her Prior Plan Benefit, if any, shall be delayed until the later of (a) first business day of the seventh whole calendar month following his or her Separation Date, or (b) his or her Payment Date.  In the event of any delay hereunder, the first monthly payment shall include, without liability for interest or loss of investment opportunity thereon, the principal amount of all Retirement Benefits otherwise payable between the actual commencement of such benefits and such Participant’s Payment Date.

5.2         Form of Payment.  A Retirement Benefit hereunder shall be paid in the form of equal monthly payments during the life of each Eligible Participant.

5.3         Amount of Payment.  Benefits payable hereunder shall be determined as of an Eligible Participant’s Separation Date as (a) the product of such Eligible Participant’s Final Compensation multiplied by his or her Benefits Percentage, reduced by (b) the value of such Participant’s Benefit Offsets.  For this purpose, an Eligible Participant’s “Benefit Percentage” shall be determined as of his or her Separation Date as follows:

Attained Age at Separation Date	Benefit Percentage
65 or Older	65%
64	63%
63	61%
62	59%
61	57%
60	55%
59	53%
58	51%
57	49%

Attained Age at Separation Date	Benefit Percentage
56	47%
Between age 55 and 45	45%
Less than age 45	Attained age of the Participant

An Eligible Participant’s “Benefit Offsets” shall mean, unless the Committee otherwise provides, each of the following applicable amounts:

a.
Such Participant’s benefit accrued under the Company Pension Plan (i) determined without regard to any domestic relations order qualified under Code Section 414(p) or other law, (ii) assuming that the Participant elects to receive such benefits in the form of a joint and 100% survivor annuity payable to his or her spouse, if he or she is married, or a single life annuity with guaranteed payments for a period of ten years if he or she is not married, and (iii) assuming that the payment of such benefit commences as of the Participant’s Payment Date.

b.
Such Participant’s allocable employer contributions, whether discretionary, nondiscretionary or matching, made under the Company’s or an Affiliate’s tax qualified plan that includes a cash or deferred arrangement, provided that (i) such Eligible Participant shall have first commenced employment with the Company or an Affiliate on or after August 1, 2007, (ii) only matching contributions in excess of those in effect as of July 31, 2007, shall be taken into account, (iii) such contributions shall be determined as if each affected Participant deferred the maximum amount permitted under Code Section 402(g) and made any additional deferral permitted under Code Section 414(v), (iv) earnings shall be imputed to such contributions at the actuarial interest rate specified in the Company Pension Plan, from time to time, and (v) for purposes of determining the amount of the Benefit Offset required hereunder, such amount shall be expressed in the form of an annuity determined in accordance with the provisions and assumptions set forth in subparagraph a hereto.

c.	Such Participant’s benefits payable from an Other Employer Plan, expressed in the form described in and determined in accordance with the provisions of subparagraph a hereof.

d.	Any benefit payments payable from the Company’s Long-Term Disability Plan.

5.4         Actuarial Reduction for Early Commencement of Retirement Benefits.  If (a) an Eligible Participant has not attained age 55 as of his or her Separation Date, and (b) such Participant’s Payment Date precedes his or her Normal Retirement Date, his or her Retirement Benefit hereunder shall be actuarially reduced to reflect such early commencement.  Any reduction required hereunder shall be determined using the interest rate, group mortality table and other reduction factors in effect under the Company Pension Plan, from time to time.

5.5         Subsequent Increase in Benefits.  Any Retirement Benefit payable hereunder shall not be subject to increase or other adjustment on account of an increase in the amount payable to a Participant under the Company Pension Plan  or any Other Employer Plan.

ARTICLE VI
DEATH BENEFITS

6.1         Definitions.  As used herein:

a.           Death Benefit means a benefit payable to the Surviving Spouse or other Beneficiary of an Eligible Participant in accordance with this Article VI.

b.
Minimum Benefit Period means the minimum period during which Death Benefits will be paid hereunder, which period shall commence as of a Participant’s Payment Date and end on the later of (i) the tenth anniversary of such date, or (ii) such Participant’s Normal Retirement Date.

c.
Surviving Spouse means (i) if a Participant dies before his or her Payment Date, the person to whom the Participant is lawfully married as of the date of his or her death, or (ii) if such Participant dies after his or her Payment Date, the person to whom such Participant was lawfully married on his or her Payment Date and on the date of his or her death.

           6.2          Death While Employed.  If an Eligible Participant dies while he or she is employed by the Company or an Affiliate, such Participant’s Surviving Spouse shall receive a Death Benefit in an amount determined as follows:

a.
During the 12 months immediately following such Participant’s date of death, the greater of (i) the Participant’s vested Retirement Benefit determined in accordance with Article V hereof, subject to adjustment as provided in Section 6.6 hereof, or (ii) 100% of the annual Base Compensation of the deceased Participant, determined as of his or her date of death, including the adjustments provided in Section 2.12 hereof; and

b.	Thereafter, the deceased Participant’s Retirement Benefit determined in accordance with Article V hereof, subject to adjustment as provided in Section 6.6 hereof.

Payment of such benefit shall be made in equal monthly installments commencing on the first business day of the second calendar month following the Participant’s date of death and ending as of the date of death of the Surviving Spouse.

6.3         Death After Retirement Benefit Commencement.  If an Eligible Participant dies after his or her Retirement Benefit commences, the Participant’s Surviving Spouse shall continue to receive such benefit, subject to adjustment as provided in Section 6.6 hereof, commencing on the first business day of the second calendar month following such Participant’s date of death and ending on the date of death of the Surviving Spouse.

           6.4          Death After Termination of Employment and Before Retirement Benefit Commencement. If an Eligible Participant dies after his or her Separation From Service, but before the commencement of his or her Retirement Benefit, a Death Benefit shall be payable to his or her Surviving Spouse in the amount equal to the deceased Participant’s vested Retirement Benefit determined in accordance with Article V hereof, subject to adjustment as provided in Section 6.6 hereof.  Such benefit shall be paid in equal monthly installments commencing as of such deceased Participant’s Payment Date and ending on the date of death of the Surviving Spouse.

6.5         Payment to Beneficiary.  Subject to adjustment as provided in Section 6.6 hereof, Death Benefits payable to a Surviving Spouse hereunder shall be payable to a deceased Participant’s Beneficiary, or if no Beneficiary has been designated or survives the Participant, to the Participant’s estate, in the following circumstances:

a.	If an Eligible Participant dies while employed by the Company or an Affiliate, with no Surviving Spouse;

b.	If an Eligible Participant dies after his or her Payment Date, but the Participant and his or her Surviving Spouse (if any) die before the expiration of the Minimum Benefit Period; or

c.	If a death benefit payable to a Surviving Spouse has commenced, but such spouse dies before the expiration of the Minimum Benefit Period.

Any Death Benefit payable to a Beneficiary or estate under this Section 6.5 shall commence on the first business day of the second calendar month following the date of death of the Participant or his or her Surviving Spouse, as the case may be, and shall cease as of the expiration of the Minimum Benefit Period.

6.6         Death Benefit Adjustments.  Notwithstanding any provision of this Plan to the contrary:

a.
If a Surviving Spouse is more than ten years younger than his or her spouse, any Death Benefit payable to such spouse shall equal 50% of the amount of the deceased Participant’s Retirement Benefit; provided, however, that the amount of any benefit provided under Section 6.2a(ii) shall not be subject to such reduction.

b.
If a deceased Eligible Participant commenced payment of his or her Retirement Benefit before the date of his or her death, any Death Benefit payable to his or her Surviving Spouse hereunder shall be reduced by the survivor’s portion of the joint and 100% survivor annuity, calculated as of the deceased Participant’s Payment Date under the Company Pension Plan and any Other Employer Plan.

c.
If a deceased Participant commenced his or her Retirement Benefit before the date of his or her death and he or she was unmarried as of such commencement date, any Death Benefit payable hereunder shall be reduced by the survivor portion of the ten-year certain and life annuity, determined as of such deceased Participant’s Payment Date under the Company Pension Plan  and any Other Employer Plan.

d.
If Death Benefits are payable to a Surviving Spouse hereunder and such spouse dies before the expiration of the Minimum Benefit Period, any Death Benefit payable thereafter shall be reduced only by the actual amount of any survivor benefits paid after the death of such spouse under the Company Pension Plan  and any Other Employer Plan.

e.
If a Participant dies before his or her Payment Date, any Death Benefit payable hereunder shall be reduced by the actual amount of any survivor benefits paid to the Surviving Spouse or other Beneficiary under the Company Pension Plan  and any Other Employer Plan.

f.
Death Benefits payable hereunder shall not be adjusted to reflect any increase in any benefit payable under the Company Pension Plan  or Other Employer Plan occurring after a Participant’s Payment Date.

 6.7        Supplemental Death Benefit.  If (a) Participant was employed by the Company or its Affiliates on or after December 17, 1999, and (b) as of the date of his or her Separation Date he or she is an Eligible Participant hereunder (a “Supplemental Eligible Participant”), in addition to any Death Benefit provided herein, the following supplemental benefit shall be paid:

a.
Such benefit shall be paid to the Beneficiary of such Supplemental Eligible Participant, which Beneficiary need not be such Participant’s Surviving Spouse or the same Beneficiary designated with respect to Death Benefits otherwise payable hereunder.

b.	The amount of such benefit shall be determined as follows:

i.
If a Supplemental Eligible Participant dies while actively employed by the Company or an Affiliate, the benefit shall equal the sum of (x) 200% of such Participant’s annual base salary then in effect, and (y) such Supplemental Eligible Participant’s target bonus payable under the Company’s Annual Incentive Compensation Plan (or its successor) for the year in which the Participant’s date of death occurs; or

ii.
If a Supplemental Eligible Participant dies after his or her Separation Date, the benefit shall equal the sum of (x) 100% of such Participant’s annual base salary in effect as of his or her Separation Date, and (y) such Participant’s target bonus payable under the Annual Incentive Compensation Plan for the year in which his or her Separation Date occurs.

c.	Such benefit shall be paid in the form of a single-sum payment.

d.	Such benefit shall be paid as of the first business day of the second calendar month following the Supplemental Eligible Participant’s date of death.

ARTICLE VII
OTHER BENEFITS

7.1         Disability Benefits.  If a Participant becomes Disabled while employed by the Company or its Affiliates, he or she shall be entitled to receive a Disability Benefit hereunder, subject to the following:

a.
The amount of such benefit shall equal the vested Retirement Benefit that he or she would have been eligible to receive if his or her Separation Date occurred as of the date on which he or she became Disabled, without the actuarial reduction required under Section 5.4 hereof.

b.	Payment shall be made in equal monthly installments commencing on the first business day of the second calendar month following the date on which such Participant is deemed to be Disabled.

c.
Payment hereunder shall cease as of the earlier of (i) the date on which the Participant is reinstated as an active employee of the Company or an Affiliate, (ii) the date on which a Participant ceases to be Disabled, or (iii) the Participant’s Payment Date.

d.
In the event the Participant dies while receiving a Disability Benefit, Death Benefits under Section 6.2 or 6.3 hereof shall be based upon the greater of his or her Disability Benefit or such Participant’s Retirement Benefit determined as if his or her Payment Date occurred immediately before the date of his or her death; provided, however, that any Disability Benefit payable hereunder shall be subject to any applicable Benefit Offset described in Section 5.3 hereof and the actuarial reduction described in Section 5.4 hereof.

If a Disability Benefit ceases on account of subparagraph c(iii) hereof, such Participant’s Retirement Benefit determined under Article IV hereof shall commence as of his or her Payment Date, based upon his or her attained age as of his or her Separation Date.

7.2         Change in Control Benefits.  If a Participant’s employment is involuntarily terminated by the Company or an Affiliate, without Cause, or a Participant terminates his or her employment on account of Good Reason, either occurring within the 60-day period preceding or the 36-month period following a Change in Control, and he or she is then a party to an Executive Employment Agreement or similar agreement with the Company or an Affiliate:

a.
He or she shall be credited with three years of age for purposes of determining his or her Benefit Percentage in accordance with Section 5.3 hereof; provided, however that in no event shall such Benefit Percentage be less than 50%; and

b.
He or she shall be credited with three years of age for purposes of applying any reduction required under Section 5.4 hereof on account of the commencement of benefits prior to his or her Normal Retirement Date.

A Participant shall further be entitled to accelerate the payment of his or her Prior Plan Benefit in the event of a Change in Control, subject to the terms, conditions, and limitations set forth in the Prior Plan.

7.3         Benefits Upon a Business Transaction.  If a Participant’s employment is involuntarily terminated by the Company or an Affiliate, without Cause, in connection with a Business Transaction and  such Participant is then a party to an Executive Employment Agreement or similar agreement with the Company or an Affiliate:

a.
He or she shall be credited with three years of age for purposes of determining his or her Benefit Percentage in accordance with Section 5.3 hereof; provided, however that in no event shall such Benefit Percentage be less than 50%; and

b.
He or she shall be credited with three years of age for purposes of applying any reduction required under Section 5.4 hereof on account of the commencement of benefits prior to his or her Normal Retirement Date.

ARTICLE VIII
PARTICIPANTS RIGHTS

8.1         Spendthrift Provision.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber any benefit or amount payable hereunder.  No amount payable under this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony or separate maintenance owed by a Participant or any other person.  No amount payable under this Plan shall be transferable by operation of law in the event of a Participant’s or other person’s bankruptcy or insolvency.

8.2         Offset.  If, at any time of any distribution hereunder, a Participant, his or her Surviving Spouse or Beneficiary, or both, are indebted to the Company, then any distribution hereunder may be reduced by the amount of such indebtedness; provided, however, that (a) any such reduction shall be made no later than the last day of the calendar year in which a Participant’s Payment Date occurs, and (b) the aggregate amount of such offset shall not exceed $5,000.

8.3         Obligation for Benefit Payments.  Notwithstanding any provision of this Plan to the contrary, the payment of benefits under this Plan shall be the obligation of the Company or the Affiliate with respect to which the Participant is employed.  In the event the Company or such Affiliate designates a third-party as the payor of the benefits and the assets of such third-party are insufficient to meet the payment obligations under this Plan, the Company or such Affiliate, as the case may be, shall remain responsible for such deficiency.

8.4         Taxes.  The Company, an Affiliate or any third-party payor shall deduct from the amount of any benefits payable under this Plan any taxes required to be withheld under applicable federal or state tax laws.

Notwithstanding the foregoing, the Company shall pay on behalf of each Participant hereunder an amount such that after the payment of all income and employment taxes due with respect to such amount, the remainder equals the amount of any employment tax due with respect to the periodic accrual of benefits hereunder.  Such amount shall be paid by the Company as and when such taxes are required to be remitted to the Internal Revenue Service in accordance with the provisions of Code Section 3121, but in no event later than December 31st following the year in which a Participant is required to remit the amount of any such tax.

8.5         Company’s Protection.  By commencing participation herein, each Participant shall be deemed to have agreed to cooperate with the Company by furnishing any and all information reasonably requested by the Committee in order to facilitate the funding or payment of benefits hereunder, including, without limitation, the taking of such physical examinations as the Company or the Plan may deem necessary to obtain insurance to fund the payment of benefits hereunder.  If a Participant refuses to cooperate, is uninsurable or is insurable at other than standard rates, the Committee, in its sole discretion, may determine that the Participant is ineligible to participate hereunder.

8.6         Unsecured Creditor Status.  The right of a Participant or his or her Surviving Spouse or Beneficiary to receive benefits hereunder shall be solely those of an unsecured creditor of the Company and its Affiliates.  Any insurance policy, including the proceeds thereof, or other asset acquired or held by the Company or an Affiliate in connection with its benefit obligations hereunder shall not be deemed to be held under any trust for the benefit of the Participant or his or her Surviving Spouse or Beneficiary or to be security for the performance of the obligations of the Company and its Affiliates, but shall be a general unpledged and unrestricted asset.

ARTICLE IX
PLAN ADMINISTRATION

9.1         Powers of the Committee.  The Committee shall have the discretionary power and authority to interpret the provisions of this Plan an any form or other document ancillary thereto, to determine all questions arising under this Plan including, without limitation, all questions concerning administration, eligibility, and the amount or payment of any benefit payable hereunder.  In addition, the Committee shall have the authority to prescribe, amend, and rescind rules and administrative procedures relating to the operation of this Plan, adopt forms and execute agreements required hereunder, and to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any related form or agreement.

Any determination by the Committee need not be uniform as to all or any Participants hereunder.  Any such determination shall be conclusive and binding on all persons claiming any interest in the Plan or a benefit hereunder.  Neither the Company nor its officers, employees, members of the Committee or any member of the Board of Directors shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

9.2         Delegation of Administrative Authority; Experts.  The Committee, in its sole discretion, may delegate such nondiscretionary, ministerial duties as it deems appropriate to such officers or employees of the Company as it deems necessary or appropriate.  When acting in accordance with such delegation (whether made orally or in writing), any such officer or employee shall be deemed to possess the power and authority granted to the Committee hereunder.  The Committee shall engage the services of such independent actuaries, accountants, attorneys and other administrative personnel as it deems necessary or advisable to administer this Plan.

9.3         Claims for Benefits.  If a Participant or Surviving Spouse or Beneficiary believes a benefit or distribution is due under the Plan, he or she may request the distribution of such benefit, in writing, from the Committee.  If the request for distribution is disputed or denied by the Committee, the following action shall be taken:

a.
Such Participant or Surviving Spouse or Beneficiary shall be notified, in writing, of the dispute or denial as soon as possible (but no later than 90 days) after receipt of the request for a distribution.  The notice shall set forth the specific reasons for the denial, including any relevant provisions of the Agreement, and shall explain the review procedure of the Plan.

b.
Such Participant or Surviving Spouse or Beneficiary shall be entitled to full review of his or her claim after receipt of written notification of a denial.  A Participant (or Surviving Spouse or Beneficiary) desiring a review of a dispute or denial must request such a review, in writing, not later than 60 days after notification from the Committee.  During the review, the Participant (or Surviving Spouse or Beneficiary) may be represented and shall have the right to inspect all documents pertaining to the dispute or denial.

The Committee shall render its decision within 60 days after receipt of the request for the review.  In the event special circumstances require an extension of time, the Committee shall notify the Participant (or Surviving Spouse or Beneficiary), in writing, and the decision shall be rendered no later than 120 days after the receipt of the request.  The decision of the Committee shall be in writing and include specific reasons for the action taken and specific references to the Plan provisions on which the decision is based.

           9.4          Cash Out of Small Benefits.  Notwithstanding the provisions of this Plan to the contrary, if the present value of a Retirement or Death Benefit payable as of a Participant’s Payment Date, Separation Date or date of death, as the case may be, is less than the amount determined under Code Section 402(g) as of such date, the Committee shall distribute such amount to the Participant or Surviving Spouse or Beneficiary, as the case may be, in the form of a single-sum payment as of the first business day of the second calendar month thereafter.  No additional benefit shall be payable with respect to such Participant hereunder. The amount of such benefit shall be determined using the interest rate, group mortality table and other actuarial factors in effect under the Company Pension Plan , from time to time, to determine the amount of single-sum payments thereunder.

9.5         Arbitration.  After any administrative review or approval provided hereunder has been exhausted, any controversy or claim arising out of or relating to this Plan shall be settled by binding arbitration administered by the American Arbitration Association under its Employment Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  Both the Company and Executive hereby consent to this binding arbitration provision.   Site for such arbitration shall be Pineville, Louisiana or such other location as may mutually be agreed upon by the Company and each affected Participant hereunder.

9.6         Amendment and Termination.  Subject to the following, the Board shall have the right, at any time, to amend or terminate this Plan, in whole or in part:

a.
No such amendment or termination shall reduce any benefits or rights accrued as of the effective date of such termination or amendment, without the prior written consent of each affected Participant, Surviving Spouse or Beneficiary hereunder;

b.	If the Plan is terminated benefit accruals hereunder shall cease and payments hereunder shall be made or at such time and in such manner as may be prescribed under the terms of the Plan;

c.	If the Plan is terminated, Years of Service following the termination date shall be credited to any Participant who is not then an Eligible Participant for purposes of Article IV hereof; and

d.
As to any Participant hereunder, the Committee (or its designee), in its discretion, may provide for a modification of the Benefit Percentage or the Benefit Offsets otherwise provided herein; any such modification shall be included in a separate participation or similar agreement executed by the affected Participant and the Committee.

ARTICLE X
GENERAL PROVISIONS

10.1       Funding.  The Company may establish a trust in connection with the adoption of this Plan.  Each year during the continuance of this Plan, the Committee may designate amounts to be added to the trust.  The property comprising the assets of any such trust, including any insurance policy on the life of a Participant purchased by any such trust or contributed to any such trust by the Company, shall at all times remain the property of such trust.  The trustee of any such trust shall distribute the assets comprising such trust in accordance with the provisions of the Plan and the trust agreement, all as instructed by the Committee, but in no event shall such trustee distribute the assets of any such trust to or for the benefit of the Company, except as provided in any applicable trust agreement.

10.2       Entire Agreement.  This Plan, together with the agreement of participation entered into by the Participant, shall constitute the entire understanding between the Company and the Participant with respect to the benefits provided hereunder.

10.3       Binding Effect.  The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Company and binding upon the Company, including its successors and assigns, whether by corporate merger, consolidation, reorganization or otherwise.

10.4       Governing Law.  The provisions of this Plan shall be construed according to the laws of the State of Louisiana, excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

10.5       Severability.  Each provision of this Plan is intended to be severable.  In the event that any one or more of the provisions contained in this Plan shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Plan, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision was not contained herein.  Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Plan without such provision.

10.6       Not an Employment Agreement.  Nothing contained herein shall be deemed to constitute an employment agreement between the Company or an Affiliate and any Participant hereunder or to otherwise constitute a promise or guarantee of any term of employment or rate of compensation.

This Supplemental Executive Retirement Plan was approved by the Board of Directors of Cleco Corporation on the 31st day of October 2008, to be effective as of the date first written above.

CLECO CORPORATION

By: /s/ G. W. Bausewine

Title: S.V.P., Corporate Services

Date: November 4, 2008